UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 15, 2008

ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On October 15, 2008, Encore Acquisition Company (the “Company”) issued a press release announcing, among other things, its unaudited third quarter 2008 production volumes and costs incurred. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     Having completed a previously authorized $50 million stock repurchase program during the third quarter of 2008, the Company’s Board of Directors authorized the repurchase of an additional $40 million of the Company’s common stock on October 15, 2008. The shares may be repurchased from time to time in the open market or through privately negotiated transactions. The repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:
99.1      Press release dated October 15, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: October 16, 2008	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 15, 2008.